Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statements on Form S-3 (No. 333- 274818) and Form S-8 (No. 333-270724) of NuZee, Inc. (the “Company”) of our report dated January 16, 2024 with respect to the audited consolidated financial statements of the Company appearing in this Annual Report on Form 10-K for the fiscal year ended September 30, 2023.

/s/ MaloneBailey, LLP

www.malonebailey.com

Houston, Texas

January 16, 2024